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                                                                    EXHIBIT 23.5

CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of United Rentals, Inc. (the "Company") for the registration of up to 989,596 shares of its common stock and to the incorporation by reference therein of our report dated June 19, 1998, except for Notes 9 and 15 which are as of July 10, 1998, with respect to the combined financial statements of Equipment Supply Co., Inc. and affiliates included in the Company's Reports on Form 8-K dated July 21, 1998 and December 24, 1998.


                                                       /s/ BDO Seidman, LLP


Philadelphia, Pennsylvania
August 26, 1999